EXHIBIT 10.02

AMENDED AND RESTATED ESCROW AGREEMENT

This Amended and Restated Escrow Agreement (the "Restated Escrow Agreement") is effective as of May 5, 2011, by and between Media Technologies, Inc., a Nevada Corporation ("MDTC") and R. Gordon Jones, (the "TechTV  Shareholder"), and Chachas Law Group P.C., Escrow Holder (the "Escrow Holder").  The Escrow Holder, MDTC and TechTV Shareholder are sometimes referred to herein collectively as the "Parties." Capitalized terms used but not defined herein have the meanings ascribed such terms in the Acquisition Agreement.

Recitals

A.

Whereas, on January 12, 2011, the Parties entered into an Escrow Agreement (the “Original Escrow Agreement”) pursuant to the terms of that certain Share Exchange Agreement (the "Acquisition Agreement") dated January 12, 2011.

B.

Whereas, concurrently herewith the Parties have entered into that certain Amendment to Share Exchange Agreement (the “Amendment”)

C.

Whereas, the Parties now desire to amend and restate the Original Escrow Agreement in its entirety by the terms hereof.

D.

Whereas, pursuant to the terms of the Acquisition Agreement, as amended by the Amendment, MDTC acquired all of the issued and outstanding capital stock of TechTV Media, Inc., a Nevada Corporation, from the TechTV Shareholder, in a stock for stock exchange in exchange for Acquisition Consideration as set forth in paragraph 2.2 of the Acquisition Agreement.

E.

Whereas, paragraph 2.3 of the Acquisition Agreement, as amended by the Amendment, provides that the 3,500,000 restricted shares of MDTC's common stock to be issued to the TechTV Shareholder shall be delivered at the closing to the Escrow Holder and released to the TechTV Shareholder upon TechTV meeting certain criteria and milestones pursuant to paragraph 2.4 of the Acquisition Agreement.

F.

Whereas, MDTC and the TechTV Shareholder desire to enter into this Agreement pursuant to the terms of the Acquisition Agreement and desire to appoint Chachas Law Group, as Escrow Holder hereunder.

Agreement

NOW THEREFORE, the Parties hereby agree as follows:

1.

Escrow Holder. MDTC and TechTV Shareholder hereby designate and appoint Chachas Law Group whose address is 2445 Fifth Avenue, Suite 440, San Diego, California 92101, as the Escrow Holder to serve in accordance with the terms, conditions and provisions of this Escrow Agreement, and the Escrow Holder hereby agrees to act as such upon the terms, conditions and provisions of this Escrow Agreement.

2.

Establishment of the Escrow.  Upon the reissuance by Action Stock Transfer Corporation, the Transfer Agent (the “Transfer Agent”) for MDTC, of the Acquisition Consideration consisting of 3,500,000 MDTC Shares as set forth in paragraph 2.2 of the Acquisition Agreement, MDTC and the TechTV Shareholder shall deliver to the Escrow Holder (i) the eight (8) certificates each representing 437,500 restricted MDTC Shares (the “Escrow Shares”) issued to the TechTV Shareholder pursuant to paragraph 2.2 of the Acquisition Agreement, as amended and (ii) an eight (8) irrevocable stock powers in the form attached hereto as Exhibit 2, duly executed by the TechTV Shareholder with signature medallion guaranteed, for deposit with and to be held by Escrow Agent pursuant to the terms of this Restated Escrow Agreement.

3.

Change in Value of Escrow Shares.  None of the Parties shall be liable or responsible in any manner for any loss or depreciation resulting from activities in the stock market or for any costs in connection therewith.

4.

Release and Disbursement of Escrow Shares.  The Escrow Holder shall hold the Escrow Shares pursuant to the terms of this Agreement until a determination that TechTV has met the criteria and milestones pursuant to paragraph 2.4 of the Acquisition Agreement and MDTC has delivered written confirmation of that an established milestone has been met and instructions with regard to the disbursement and delivery of the Escrow Shares (the "Confirmation and Distribution Instructions").

The Confirmation and Distribution Instructions shall be signed by a duly authorized officer of MDTC, and shall include and provide:

(a)

A statement that the criteria set forth in paragraph 2.4 of the Acquisition Agreement has been met with regard to release and delivery of specified number of shares, and;

(b)

Instructions to release and deliver one or more certificates representing the shares specified in the above statement; or

(c)

If at the end of the Calculation period as set forth in the Acquisition Agreement, if any of said shares are to be returned to the Transfer Agent, a statement to that effect.

(d)

Notwithstanding any provision herein to the contrary, if at any time MDTC and the TechTV Shareholder, shall jointly execute a written notice to the Escrow Holder providing the Escrow Holder with disbursement instructions for all or a portion of the Escrow Shares, the Escrow Holder shall disburse the Escrow Shares in accordance with the instructions contained in such notice.

5.

Responsibilities of the Escrow Holder, Indemnification.  The Escrow Holder shall have no duties or responsibilities except those expressly set forth herein. The Escrow Holder shall have no responsibility for the validity of any agreements referred to in this Restated Escrow Agreement, or for the performance of any such agreements by any party thereto or for interpretation of any of the provisions of any of such agreements. The liability of the Escrow Holder hereunder shall be limited solely to bad faith, willful misconduct or gross negligence on its part. The Escrow Holder shall be protected in acting upon any certificate, notice or other instrument whatsoever received by the Escrow Holder under this Agreement, not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and accuracy of any information therein contained, which the Escrow Holder in good faith believes to be genuine and to have been signed or presented by a proper person or persons. The Escrow Holder shall have no responsibility as to the validity, collectibility or value of any property held by it in escrow pursuant to this Restated Escrow Agreement, and the Escrow Holder may rely on any notice, instruction, certificate, statement, request, consent, confirmation, agreement or other instrument which it believes to be genuine and to have been signed or presented by a proper person or persons. In the event that the Escrow Holder shall be uncertain as to its duties or rights hereunder or shall receive instructions from any of the undersigned with respect to any property held by it in escrow pursuant to this Restated Escrow Agreement which, in the opinion of the Escrow Holder, are in conflict with any of the provisions of this Restated Escrow Agreement, the Escrow Holder shall be entitled to refrain from taking any action until it shall be directed otherwise in writing by each of MDTC and the TechTV Shareholder, or by an order of a court of competent jurisdiction. The Escrow Holder shall be deemed to have no notice of, or duties with respect to, any agreement or agreements with respect to any property held by it in escrow pursuant to this Restated Escrow Agreement other than this Restated Escrow Agreement or except as otherwise provided herein. This Restated Escrow Agreement sets forth the entire agreement between the Parties and the Escrow Holder.  Notwithstanding any provision to the contrary contained in any other agreement (excluding any amendment or document incorporated by reference to this Restated Escrow Agreement) between any of the Parties, the Escrow Holder shall have no interest in the property held by it in escrow pursuant to this Restated Escrow Agreement except as provided in this Restated Escrow Agreement and shall not be deemed to be a joint venturer of any Party.  In the event that any of the terms and provisions of any other agreement (excluding any amendment to this Restated Escrow Agreement) between the Parties conflict or are inconsistent with any of the terms and provisions of this Restated Escrow Agreement, the terms and provisions of this Restated Escrow Agreement shall govern and control in all respects.

6.

Amendment and Cancellation.  The Escrow Holder shall not be bound by any cancellation, waiver, modification or amendment of this Restated Escrow Agreement, including the transfer of any interest hereunder, unless such modification is in writing and signed by MDTC and TechTV Shareholder and, if the duties of the Escrow Holder hereunder are affected in any way, unless the Escrow Holder also shall have given its written consent thereto.

7.

Legal Counsel.  The Escrow Holder may consult with, and obtain advice from, legal counsel in the event of any question as to any of the provisions hereof or its duties hereunder, and it shall incur no liability and shall be fully protected in acting in good faith in accordance with the opinion and instructions of such counsel. The reasonable cost of such services shall be added to and be a part of the Escrow Holder's fee hereunder.

8.

Resignation.  The Escrow Holder shall have the right in its discretion, to resign as agent at any time, by giving at least 30 days prior written notice of such resignation to MDTC and the TechTV Shareholder. In such event MDTC and the TechTV Shareholder jointly shall promptly select a substitute Escrow Holder, and MDTC and the TechTV Shareholder shall enter into an agreement with substitute Escrow Holder in substantially the form of this Restated Escrow Agreement.  Resignation by the Escrow Holder shall relieve the Escrow Holder of any responsibility or duty thereafter arising hereunder, but shall not relieve the Escrow Holder of responsibility to account to MDTC and the TechTV Shareholder for the Escrow Shares and Stock Powers being held hereunder, prior to the effective date of such resignation. If a substitute for the Escrow Holder hereunder shall not have been selected, as aforesaid, the Escrow Holder shall be entitled to petition any court for the appointment of a substitute for it hereunder or, in the alternative, it may (i) file an action for interpleader and transfer and deliver the Escrow Shares deposited with the Escrow Holder, with the court in which such action is filed, or (ii) keep safely all Escrow Shares until it receives joint notice from MDTC and each of the TechTV Shareholder of a substitute appointment. The Escrow Holder shall be discharged from all further duties hereunder upon acceptance by the substitute of its duties hereunder or upon transfer and delivery of the Escrow Shares and Stock Powers, to or upon the order of any court.

9.

Representations and Warranties of the Parties and the Escrow Holder.  Each of the Parties hereby represents and warrants to each other Party that this Agreement is the valid and binding obligation of such Party, enforceable in accordance with its terms and the Escrow Holder hereby represents and warrants to each Party that this Agreement is the valid and binding obligation of the Escrow Holder enforceable in accordance with its terms, except as enforceability of this Restated Escrow Agreement may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to or effecting the enforcement of creditors' rights generally and by general equitable principles regardless of whether such enforceability is considered in a proceeding in equity or at law.

10.

Fees.  An acceptance fee of $500 shall be paid to the Escrow Holder for its services hereunder, upon delivery or the Escrow Shares and Stock Powers.

11.

Payment.  At any time the Escrow Holder is required to distribute any Escrow Share held by or received by it under any of the provisions of this Agreement to MDTC or the TechTV Shareholder, such distribution shall be effected (i) by delivering the stock certificates representing the Escrow Shares and accompanying Stock Powers to the then acting registrar and transfer agent for adjustment, as applicable, along with the letter confirming the Parties agreement as to any adjustment that is required, or (ii) in the event that no adjustment is required, by delivering the stock certificates representing the Escrow Shares and accompanying Stock Powers to the respective Online Shareholder.

12.

Notices.  All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) when delivered, if personally delivered, (ii) when receipt is electronically confirmed, if faxed (with hard copy to follow via first class mail, postage prepaid), or (iii) one day after deposit with a reputable overnight courier, in each case addressed to the intended recipient as set forth below or (iv) when actually delivered:

If to the MDTC:

Bryant D. Cragun, President

MDTC Technologies, Inc.

53C North Pacific Plaza Towers - Ft. Bonifacio

Global City, Makati, Philippines 1620

If to the TechTV Shareholder:

R. Gordon Jones

1393 North Bennett Circle

Farmington, Utah 84025

If to the Escrow Holder:

George G. Chachas, Esq.

Chachas Law Group P.C.

2445 Fifth Avenue

Suite 500

La Jolla, California 92037

Any Party may change the address and/or facsimile number to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving written notice to the Escrow Holder and other Party.

13.

Captions.  The Section captions used herein are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Restated Escrow Agreement.

14.

Execution by Escrow Holder.  The execution of this Restated Escrow Agreement by the Escrow Holder shall constitute a receipt for the Escrow Shares.

15.

Indemnification of Escrow Holder.  Any loss, liability, claim, demand or expense (including attorney's fees and expenses) arising out of or in connection with the performance of the Escrow Holder's obligations in accordance with the provisions of this Restated Escrow Agreement, except for the bad faith, gross negligence or willful misconduct of the Escrow Holder will be paid by MDTC and the TechTV Shareholder, jointly and severally, and said parties further, hold the Escrow Holder harmless and to indemnify the Escrow Holder against any such payment. The foregoing indemnities in this Section 15 shall survive termination of this Restated Escrow Agreement.

16.

Escrow Agreement as Security Only.  The escrow arrangement under this Restated Escrow Agreement serves only as security for MDTC or the TechTV Shareholder obligations pursuant to all terms and conditions of paragraphs 2.3 and 2.4 of the Acquisition Agreement and in no way shall limit the amount of liability which may be incurred by MDTC or the TechTV Shareholder pursuant to such other obligations.

17.

Disagreements.  If any disagreement or dispute arises between the Parties concerning the meaning or validity of any provision under this Restated Escrow Agreement or concerning any other matter relating to this Restated Escrow Agreement, the Escrow Holder (a) shall be under no obligation to act, except under process or order of court, or until it has been adequately indemnified to its full satisfaction, and shall sustain no liability for its failure to act pending such process or court order or indemnification, and (b) may deposit, in its sole and absolute discretion, the Escrow Shares or that portion of the Escrow Shares it then holds with any court of competent jurisdiction and interplead the Parties. Upon such deposit and filing of interpleader, the Escrow Holder shall be relieved of all liability as to the Escrow Shares and shall be entitled to recover from the Parties its reasonable attorneys' fees and other costs incurred in commencing and maintaining such action.

18.

Governing Law.  This Restated Escrow Agreement shall be governed by and construed in accordance with the domestic laws of the State of California without giving effect to any choice of law or conflict of law provision or rule (whether of the state of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California. Venue for any action hereunder shall be in the Superior Court of the State of California, County of San Diego.

19.

Counterparts.  This Restated Escrow Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument.

*** Signature Page Follows ****

IN WITNESS WHEREOF, the Parties hereunto have duly caused this Restated Escrow Agreement to be executed as of the first day above written.

MDTC Technologies, Inc.

/s/ Bryant D. Cragun
By: Bryant D. Cragun
Its: President

TECHTV MEDIA INC.

/s/ R. Gordon Jones
By: R. Gordon Jones

Escrow Holder

/s/ George G. Chachas
By: George G. Chachas